EXHIBIT 24(a)



                      POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that each of the

undersigned officers and directors of OLIN CORPORATION, a

Virginia corporation (the "Corporation"), which is about to

file with the Securities and Exchange Commission,

Washington, D.C., under the provisions of the Securities Act of 1933, as amended (the "Act"), a Registration Statement on

Form S-8 with respect to the registration under said Act of

additional shares of Common Stock of the Corporation to be

purchasable under the Olin Corporation Contributing Employee

Ownership Plan and/or interests in said Plan to be offered

to eligible employees, hereby constitutes and appoints J. M.

Jackson, Jr., J. M. Pierpont and J. A. Riggs, his true and

lawful attorneys-in-fact and agents, and each of them with

full power to act without the others his true and lawful

attorney-in-fact and agent, for him and in his name, place

and stead, in any and all capacities, to sign said

Registration Statement and any and all future amendments

thereto and to file said Registration Statement and each

such future amendment, with all exhibits thereto, and any

and all other documents in connection therewith, with the

Securities and Exchange Commission, hereby granting unto

said attorneys-in-fact and agents, and each of them, full

power and authority to do and perform any and all acts and

things requisite and necessary to be done in and about the

premises, as fully to all intents and purposes as he might

or could do in person, hereby ratifying and confirming

all the said attorneys-in-fact and agents or any of them,

may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned have set their

hands and seals this 24th day of February, 1994.


       Signature                Title


   John W. Johnstone, Jr.
   John W. Johnstone, Jr.      Chairman of the Board,
                                  Chief Executive Officer
                                  and Director
                                  (Principal Executive Officer)


    Robert R. Frederick
    Robert R. Frederick        Director


     Donald W. Griffin
     Donald W. Griffin          Director


     William W. Higgins
     William W. Higgins         Director


     Robert Holland, Jr.
     Robert Holland, Jr.        Director


      Jack D. Kuehler
      Jack D. Kuehler          Director


  H. William Lichtenberger
  H. William Lichtenberger     Director


  G. Jackson Ratcliffe, Jr.
  G. Jackson Ratcliffe, Jr.    Director


      William L. Read
      William L. Read          Director



     John P. Schaefer
     John P. Schaefer          Director


       Irving Shain
       Irving Shain            Director


   Eugene F. Williams, Jr.
   Eugene F. Williams, Jr.     Director


      Robert L. Yohe
      Robert L. Yohe           Director


      James A. Riggs
      James A. Riggs           Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial Officer)

     Emanuel J. DiTeresi
     Emanuel J. DiTeresi        Vice President and Controller
                                  (Principal Accounting Officer)


                                                  EXHIBIT 24(b)


                      OLIN CORPORATION


     I, Gail S. Wilson, Assistant Secretary of OLIN CORPORATION, a Virginia corporation, hereby certify that the attached resolution is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of Olin Corporation, duly held February 24, 1994 at which a quorum was present and voting throughout, and that such resolution has not been rescinded or modified and remains in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of OLIN CORPORATION, this 14th day of March, 1994.



                                   Gail S. Wilson
                                   Gail S. Wilson
                                   Assistant Secretary







Board of Directors Meeting
February 24, 1994


RESOLVED that J.A. Riggs, J.M. Pierpoint and J.M. Jackson, Jr., be, and each of them with full power to act without the others, hereby is, authorized to sign the Registration Statement, on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for the Principal Executive Officer and/or the Principal Financial Officer and/or the Principal Accounting Officer of the Corporation and/or any other officer of the Corporation.